Aames 2000-2

Mortgage Pass-Through Certificates

Prepayment Report for January 25, 2001 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENTS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Current
Number of Paid in Full Loans	2	8	9	19
Number of Repurchased Loans	-	-	-	-
Total Number of Loans Prepaid in Full	2	8	9	19

Paid in Full Balance	496,192.82	952,346.27	847,920.98	2,296,460.07
Repurchased Loans Balance	-	-	-	-
Curtailments Amount	-	-	-	-
Total Prepayment Amount	496,192.82	952,346.27	847,920.98	2,296,460.07

Cumulative
Number of Paid in Full Loans	2	8	9	19
Number of Repurchased Loans	-	-	-	-
Total Number of Loans Prepaid in Full	2	8	9	19

Paid in Full Balance	496,192.82	952,346.27	847,920.98	2,296,460.07
Repurchased Loans Balance	-	-	-	-
Curtailments Amount	-	-	-	-
Total Prepayment Amount	496,192.82	952,346.27	847,920.98	2,296,460.07

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)

Total Prepayments (in thousands of dollars)

Page 18 of 26	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-2

Mortgage Pass-Through Certificates

Prepayment Report for January 25, 2001 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENT RATES	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

SMM	0.82%	0.36%	0.58%	0.49%
3 Months Avg SMM
12 Months Avg SMM
Avg SMM Since Cut-off	0.82%	0.36%	0.58%	0.49%

CPR	9.42%	4.25%	6.70%	5.69%
3 Months Avg CPR
12 Months Avg CPR
Avg CPR Since Cut-off	9.42%	4.25%	6.70%	5.69%

PSA	1914.70%	892.92%	1556.12%	1227.60%
3 Months Avg PSA Approximation
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	1914.70%	892.92%	1556.12%	1227.60%

CPR by Groups

Total CPR

PSA by Groups

Total PSA

Page 19 of 26	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-2

Mortgage Pass-Through Certificates

Prepayment Report for January 25, 2001 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups

Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups

Total PSA since Cut-Off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)/\12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *.....*(1-SMMm)]/\(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)/\12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+......+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 20 of 26	© COPYRIGHT 2001 Deutsche Bank